EXHIBIT 99.1
FORM OF PROXY

MERCER INTERNATIONAL INC.
(the "Company")

Suite 2840, 650 West Georgia Street
Vancouver, British Columbia, Canada V6B 4N8

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF MERCER INTERNATIONAL INC.

                        The undersigned hereby appoints Jimmy S.H. Lee, or failing him David Gandossi, or failing him                                                        , as proxy, with the power of substitution, to represent and to vote as designated below all the shares of beneficial interest of the Company held of record by the undersigned on                          , 2005 at the Special Meeting of Shareholders to be held on                                       , 2005, or any adjournment, postponement or rescheduling thereof.

1.
Approval of amendments to the Company's Declaration of Trust to provide that the Company shall (i) be authorized to effect a merger with a corporation subject to its observance of the applicable provisions of Chapter 23B.11 of the Washington Business Corporation Act, and (ii) cease its separate existence upon a merger in which it is not the surviving entity.

For	☐	Against	☐	Abstain	☐

2.
Approval of the merger of the Company with an indirect wholly-owned subsidiary incorporated under the laws of the State of Delaware, which is being carried out in connection with the conversion of the Company from a Massachusetts trust to a corporation organized under the laws of the State of Washington.

For	☐	Against	☐	Abstain	☐

3.
Approval of an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the amendments to the Company's Declaration of Trust or the merger of the Company with such indirect wholly-owned Delaware subsidiary.

For	☐	Against	☐	Abstain	☐

4.	In his discretion, the proxyholder is authorized to vote upon such other business as may properly come before the special meeting.

                         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the matters to be voted upon at the special meeting.

                         Please sign exactly as name appears on your share certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ________________________, 2005.                                            ____________________________________________
Signature

____________________________________________
Print Name

____________________________________________
Signature, if jointly held

____________________________________________
Print Name

____________________________________________
Number of shares held

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.